UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


	Date of report (Date of earliest event reported): August 18, 2005



                             GALLERY OF HISTORY, INC.
             (Exact name of registrant as specified in its charter)


                                    0-13757
                            (Commission File Number)


         Nevada                                               88-0176525
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


Promenade Suite, 3601 West Sahara Avenue,                     89102-5822
         Las Vegas, Nevada
(Address of Principal Executive Offices)                      (Zip Code)


                                (702) 364-1000
             (Registrant's telephone number, including area code)


                                      N/A
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING


       On August 18, 2005, Gallery of History, Inc. (the "Company") received a letter (the "Letter") from Nasdaq (attached hereto as Exhibit 99.1) indicating that the company does not currently comply with NASD Marketplace Rule 4310(c)(2)(B), which requires specified minimum levels of stockholders' equity, market value of listed securities, or net income from continuing operations. The letter further indicates that Nasdaq staff is reviewing the Company's eligibility for continued listing on SmallCap Market and requests that the Company provide by September 2, 2005 a specific plan to achieve and sustain compliance with listing requirements. The letter also states that, beginning 5 (five) business days after the date of the letter (August 18, 2005), the Company will be included in a list of non-compliant Nasdaq companies.

       The Company is in the process of formulating a plan to attempt to achieve compliance with the smallcap listing requirements and remain eligible for continued listing, which may include as a principal element, increasing stockholders' equity to above the minimum required level. The Company intends to proceed promptly with attempts successfully to implement such plan and to work cooperatively with Nasdaq staff towards that end. However, there can be no assurance that any such plan will in fact be effectuated and that the Company's present listing will be able to be maintained.


















                                   SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         GALLERY OF HISTORY, INC.
Date: August 23, 2005                    By:    /s/ Todd Axelrod
                                         -----------------------
                                         Name:  Todd Axelrod
                                         Title:  Chief Execitive Officer